Exhibit 10.26
RESTRICTED STOCK UNITS AGREEMENT

This Restricted Stock Units Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth on the Grant Detail Page (the “Date of Grant”) by and between Diebold Nixdorf, Incorporated, a Delaware corporation (the “Company”) and the Participant whose name is set forth on the Grant Detail Page (the “Participant”).
1.Grant of RSUs.
1.1Grant. Pursuant to the Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan, as amended (the “Plan”), the Company has granted to the Participant an Award consisting of the number of Restricted Stock Units set forth on the Grant Detail Page (the “RSUs”). Each RSU represents the right to receive one Common Share, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.
1.2Consideration. The grant of the RSUs is made in consideration of the services to be rendered by the Participant to the Company or a Subsidiary.
2.Vesting. Except as otherwise provided in this Agreement, the RSUs will vest in substantially equal installments on each of the first four anniversaries of September 22, 2023 (each, a “Vesting Date,” and such four-year period, the “Vesting Period”), subject to the Participant’s continued service as a member of the Board (“Continuous Service”) from the Date of Grant as of each such Vesting Date.
3.Termination of Continuous Service.
3.1Termination for Reasons Other Than for Death or Disability. Upon any termination of the Participant’s Continuous Service other than as a result of the Participant’s death or Disability, the Participant shall forfeit all remaining unvested RSUs (after giving effect to this Section 3.1 or Section 6, as applicable); provided, however, that the Board, upon recommendation of the Board Governance Committee and People and Compensation Committee, may, in its discretion, order that any or all of the RSUs shall vest. Notwithstanding the foregoing, if the Participant’s Continuous Service is terminated in connection with a written request made by the Company or the Board that the Participant resign as a non-employee Director, and if such termination occurs at a time when the RSUs have not become fully vested pursuant to Section 2 above, a portion of the RSUs will vest equal to the product of (a) a fraction, the numerator of which is the number of days during which the Participant remained in Continuous Service from and including the most recent Vesting Date (or, if no Vesting Date has yet occurred, from and including the Date of Grant) and the denominator of which is the number of days from and including the most recent Vesting Date (or, if no Vesting Date has yet occurred, from and including the Date of Grant) until and including the next Vesting Date, multiplied by (b) the number of RSUs that would have vested on such next Vesting Date had the Participant remained in Continuous Service until such next Vesting Date (rounded down to the nearest whole Common Share); provided, that, if such written request by the Company or the Board that the Participant resign as a non-employee Director is made, and if such resulting resignation occurs, prior to the first Vesting Date, then instead of the prorated vesting previously described in this sentence, a number of RSUs shall vest effective as of such termination of Continuous Service equal to the full number of RSUs that would have vested on such first Vesting Date had the Participant remained in Continuous Service until such first Vesting Date (rounded down to the nearest whole Common Share).
3.2Termination for Death or Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s death or Disability, the Participant shall forfeit all remaining unvested RSUs (after giving effect to this Section 3.2, as applicable); provided, that, if such termination occurs at a time when the RSUs have not fully vested pursuant to Section 2 above, a portion of the unvested RSUs will vest equal to the number of RSUs that would have vested on the next Vesting Date following the Participant’s death or Disability had the Participant remained in Continuous Service until such next Vesting Date.
4.Rights as Shareholder; Dividend Equivalents.
4.1Rights. The Participant shall not have any rights of a shareholder with respect to the Common Shares underlying the RSUs unless and until the RSUs vest and are settled by the issuance of such Common Shares.
4.2Dividend Equivalents. From and after the Date of Grant and until such time as the RSUs are either settled or forfeited in accordance with the terms of this Agreement, the Participant shall be credited with cash per outstanding RSU equal to the per Common Share amount of each cash dividend (if any) paid by the Company to holders of Common Shares generally. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting and forfeitability) as apply to the RSUs on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are settled in accordance with Section 5.
5.Settlement of RSUs. Subject to Section 9 hereof, promptly following each vesting date, and in any event no later than sixty (60) days following each vesting date, the Company shall (a) issue and deliver to the Participant a number of Common Shares equal to the number of vested RSUs; and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Common Shares delivered to the Participant.
6.Change in Control.
6.1Acceleration of Vesting. Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs after the Date of Grant and before the end of the Vesting Period and the Participant’s Continuous Service is terminated on or following such Change in Control either (a) in connection with a request made by the Company or the Board that the Participant resign as a non-employee Director or (b) as a result of the Participant not being nominated for re-election as a non-employee Director in connection with the Change in Control, in either case, prior to the end of the Vesting Period, then the RSUs shall vest in full upon such termination.

6.2Business Combination. Notwithstanding anything in this Section 6 to the contrary, in connection with a Business Combination the result of which is that the Company’s Common Shares and voting stock are exchanged for or become exchangeable for securities of another entity, cash or a combination thereof, if the entity resulting from such Business Combination does not assume or continue the RSUs and the Company’s obligations hereunder, or replace the RSUs with a substantially equivalent security of the entity resulting from such Business Combination, then the RSUs shall vest in full as of the day immediately prior to the date of such Business Combination.
7.Adjustments. The RSUs and the Common Shares subject to the RSUs shall be adjusted or terminated as contemplated by Article XI of the Plan.
8.Transferability. Neither the RSUs granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable prior to delivery other than by will or the laws of descent and distribution.
9.Compliance with Section 409A of the Code. The Award of RSUs covered by this Agreement is intended to be exempt from, or compliant with, the provisions of Section 409A of the Code and the regulations and other guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any other provision of this Agreement or the Plan to the contrary, if all or any portion of the Award of RSUs is subject to the provisions of Section 409A (and not exempted therefrom), the provisions of this Agreement and the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted or construed). If any payments or benefits hereunder may be deemed to constitute noncompliant deferred compensation subject to taxation under the provisions of Section 409A, the Participant agrees that the Company may, without the consent of the Participant, modify the Agreement to the extent and in the manner the Company deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Company deems appropriate in order either to preclude any such payment or benefit from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be subject to the imposition of taxes and/or interest thereunder. If, at the time of the Participant’s “separation from service” (within the meaning of Section 409A), (a) the Participant shall be a “specified employee” (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (b) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the settlement of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not settle such amount on the otherwise scheduled settlement date but shall instead settle it, without interest, on the fifth business day of the month after such six (6)-month period. Notwithstanding the foregoing, the Company makes no representations and/or warranties with respect to compliance with Section 409A, and the Participant recognizes and acknowledges that Section 409A could potentially impose upon the Participant certain taxes and/or interest charges for which the Participant is and shall remain solely responsible.

10.Compliance with Law. The vesting of the RSUs and the issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued or transferred unless and until any then-applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
11.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
12.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
13.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Plan, prospectively or retroactively; provided, that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
14.Holding Requirement. Subject to applicable law and any applicable Company policy, the Participant may, in connection with the delivery of any Common Shares under this Agreement, dispose of a portion of such Common Shares to cover any tax liability related to the delivery of such Common Shares or the inclusion of the RSUs in income; provided that the Participant shall continue to hold, until at least the first anniversary of the date of delivery of such Common Shares, a number of such Common Shares representing no less than 50% of the total value of such delivered Common Shares, less any associated tax liability to the Participant, as of the date of delivery of such Common Shares.
15.Participant’s Acknowledgment. In accepting the grant, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement; (b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the RSUs are not part of normal or expected compensation for any purposes, and the grant of the RSUs is an extraordinary item which is outside the scope of the Participant’s employment contract, if any; (f) the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; and (g) no claim or entitlement to compensation or damages arises from forfeiture or termination of the RSUs or diminution in value of the RSUs or the Common Shares underlying the RSUs, and the Participant irrevocably releases the Company, its affiliates and the Subsidiaries from any claim that may arise related thereto.

16.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company, its affiliates and the Subsidiaries (the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all Options or Restricted Stock Units or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (collectively, “Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Common Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
18.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition. This Agreement is subject to the terms and conditions of the Plan.

19.Governing Law. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the State of Ohio, USA without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Ohio, USA.

The parties have executed this Agreement on the terms and conditions set forth herein as of the Date of Grant.

Participant

DIEBOLD NIXDORF, INCORPORATED

By:_____________________________
Name:
Title:

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